SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 9, 2019

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	232679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	USAT	The NASDAQ Stock Market LLC
Series A Convertible Preferred Stock, no par value	USATP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Pursuant to a Stock Purchase Agreement dated October 9, 2019 (the “Stock Purchase Agreement”)  between the Company and Antara Capital Master Fund LP (“Antara”), on October 9, 2019 (the “Closing Date”), the Company sold to Antara 3,800,000 shares of the Company’s common stock (the “Shares”) at a price of $5.25 per share for a total of $19,950,000. Antara has agreed not to dispose of the Shares for a period of 90 days from the Closing Date. The net proceeds from the transaction will be used for working capital and general corporate purposes. In connection with the private placement, William Blair & Company, L.L.C. (“Blair”) acted as exclusive placement agent for the Company and received a cash placement fee of $1,197,000.

Pursuant to the Stock Purchase Agreement, the Company and Antara entered into a Registration Rights Agreement dated October 9, 2019 (the "Registration Rights Agreement"), pursuant to which the Company has agreed, at its expense, to file a registration statement under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "SEC") covering the resale of the Shares by Antara (the "Registration Statement"). The Company will be required to pay certain negotiated cash payments to Antara in the event that the Registration Statement is not filed within 30 days of the Closing Date or if the Registration Statement is not declared effective within three months of the Closing Date, subject to the terms of the Registration Rights Agreement.

On October 9, 2019, the Company also entered into a Debt Commitment Letter (the “Debt Commitment Letter”) with Antara, pursuant to which Antara has committed to extend to the Company a $30 million senior secured term loan facility (“Term Facility”). The Term Facility is subject to various closing conditions, including the execution and delivery of definitive loan documentation by the Company and Antara on or before October 31, 2019. Pursuant to the Debt Commitment Letter, the Company will draw $15 million of the Term Facility concurrently with the execution of the definitive loan documentation, and subject to the terms of the definitive loan documentation, will draw the remaining $15 million during the period commencing on the nine-month anniversary and terminating on the eighteen-month anniversary of the execution of the definitive loan documentation. The outstanding amount of the draws under the Term Facility will bear interest at 9.75% per annum, payable monthly in arrears. Upon the execution of the Debt Commitment Letter, the Company paid to Antara a non-refundable commitment fee of $1,200,000. Blair acted as exclusive placement agent for the Company and received a cash placement fee of $750,000.

Item 3.02.	Unregistered Sales of Equity Securities

The disclosure provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Antara qualifies as an accredited investor as such term is defined in Rule 501 under the Act. The offer and sale of the Shares by the Company to Antara are exempt from the registration requirements of the Act pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

The description of the Stock Purchase Agreement, the Registration Rights Agreement and the Debt Commitment Letter in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, the Registration Rights Agreement, and the Debt Commitment Letter, which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report and are incorporated herein by reference.

Item 8.01	Other Events.

On October 9, 2019, the Company issued a press release announcing the closing under the Stock Purchase Agreement and the execution of the Debt Commitment Letter. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 8.01 in this Current Report on Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Act or the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits

Exhibit 10.1	Stock Purchase Agreement dated October 9, 2019 by and between the Company and Antara Capital Master Fund LP

Exhibit 10.2	Registration Rights Agreement dated October 9, 2019 by and between the Company and Antara Capital Master Fund LP

Exhibit 10.3	Debt Commitment Letter dated October 9, 2019 by and between the Company and Antara Capital Master Fund LP.

Exhibit 99.1	Press release of the Company dated October 9, 2019

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: October 9, 2019	By:	/s/ Stephen P. Herbert
Stephen P. Herbert,
Chief Executive Officer